EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 2-98715, 33-34753, 33-53385, 333-77601, 333-38224, 333-59814, 333-101005, 333-120245, 333-127103 and 333-157518) of Teleflex Incorporated of our report dated February 24, 2011 relating to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2011